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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of General Maritime Corporation on Form S-4 of our report dated February 20, 2003, February 25, 2003 as to note 17 and March 20, 2003 as to note 18, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
June 19, 2003

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INDEPENDENT AUDITORS' CONSENT